Exhibit 10.6
FIRST AMENDMENT TO CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of October 5, 2009 and is by and between FUEL TECH INC., a Delaware corporation (the “Borrower”), the Loan Parties party hereto, and JPMORGAN CHASE BANK, N .A., a national banking association (“Lender”).
     WHEREAS, Lender and the Loan Parties are parties to a Credit Agreement dated as of June 30, 2009 (as amended from time to time, the “Credit Agreement”). The Credit Agreement evidences certain credit facilities pursuant to which the Lender has made certain revolving loans to the Loan Parties on the terms and conditions set forth therein. The Loan Parties’ obligations under the Credit Agreement are further evidenced by that certain Promissory Note executed by Borrower in the original principal amount of $25,000,000.00 dated June 30, 2009; and
     WHEREAS, a scrivener’s error has occurred in Section 6.14 (b) (“Leverage Ratio”) of the Credit Agreement, which the parties intend to correct by the execution of this Amendment.
     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:
     1. The parties acknowledge the accuracy of the foregoing recitals. All capitalized terms used herein without specific definitions should be accorded the meanings set forth for such terms in the Credit Agreement.
     2. The “Leverage Ratio” covenant set forth at Section 6. 14(b) of the Credit Agreement is hereby amended by deleting the word “less,” and replacing same with the word “greater” and by clarifying the dates upon which the covenant will be measured. After giving effect to the foregoing Amendment, Section 6.14(b) provides as follows:
“(b) Leverage Ratio. The Borrower will not permit the Leverage Ratio, determined for any period of four consecutive fiscal quarters ending on any measurement date set forth below, to be greater than the ratio set forth below opposite such period:

Measurement Date	Ratio
12/31/09	2.0:1.0
3/31/10 and each quarter thereafter	1.5:1.0
     3. This Amendment shall be binding upon and inure to the benefit of the successors and assigns of the Loan Parties and the Lender.
     4. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect. The Credit Agreement and all rights and powers created hereby are in all respects ratified and confirmed.
     5. This Amendment has been duly authorized, executed and delivered on behalf of the Loan Parties pursuant to all requisite corporate authority, and the Credit Agreement as amended hereby constitutes the legal, valid and binding obligation of the Loan Parties, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor’s rights.
     6. This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
     7. This Amendment is governed and controlled by the laws of the state of Illinois.
[Signature Page to Follow]

     IN WITNESS WHEREOF, this Amendment has been duly executed as of the date and year specified at the beginning hereof.

BORROWER: FUEL TECH, INC., a Delaware corporation
By:	/s/ John P. Graham
	Name:	John P. Graham
	Title:	Chief Financial Officer

FUEL TECH S.r.l., organized under the laws of the Italian Republic
By:	/s/ John P. Graham
	Name:	John P. Graham
	Title:	Director

LENDER: JPMORGAN CHASE BANK, N.A. a national association
By:	/s/ Jennifer Folsom
	Name:	Jennifer Folsom
	Title:	AVP